                                                                  Exhibit 3.3

                                                                  EXECUTION COPY


                              PARTNERSHIP AGREEMENT
                                       OF
                             WILLIS CORROON PARTNERS


                  THIS PARTNERSHIP AGREEMENT ("Agreement") of Willis Corroon Partners (the "Partnership") is made as of November 17, 1998, by and among Willis Corroon Group Limited, a company with limited liability organized under the laws of England and Wales ("WCG"), and Willis Faber UK Group Limited, a company with limited liability organized under the laws of England and Wales ("WF"), each of which is hereinafter sometimes referred to as a "Partner," and both of which are hereinafter collectively referred to as "Partners."


                                   WITNESSETH:


                  WHEREAS, the parties hereto desire to establish their interests as among themselves in the Partnership.

                  NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto hereby agree as follows:

                  1. FORMATION. The parties hereby form a general partnership under and pursuant to the provisions of the Delaware Uniform Partnership Law, 6 Del. C. Sections 1501 (as amended from time to time and any successor statute thereto, the "GP Act"). The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Willis Corroon Partners." The Partnership name shall be duly registered as required by 6 Del.
C. Section 3101.

                  2. PURPOSES. The purposes of the Partnership are (a) to acquire, hold and sell investments, including shares of corporate or other investment securities, to borrow money and issue evidences of indebtedness, to secure the payment of that indebtedness and to lend money to its affiliates, (b) to engage in such other activities necessary, appropriate or incidental to any of the above-mentioned purposes, and (c) to engage in all other activities that may be conducted by a general partnership under the GP Act as the Partners may hereafter, from time to time, determine.

                  3. PARTNERS; PERCENTAGE INTERESTS. The Partners of the Partnership shall consist of the parties hereto and such additional or substitute persons as shall be admitted as Partners from time to time by unanimous consent of all persons who are then Partners or as otherwise provided in this Agreement. The Partners' interests in the Partnership are hereinafter referred to as the "Partnership Interests." Schedule I, attached hereto, sets forth the percentage interest of each Partner (the "Percentage Interest").
Schedule I shall be amended from time to time in accordance with the terms hereof to reflect changes in Percentage Interests resulting from the admission of additional or substitute Partners, the withdrawal of Partners or the transfer of Partnership Interests. The combined Percentage Interest of all Partners shall at all times equal 100%.

                  4. TERM. The term of the Partnership shall begin on the date of this Agreement and shall continue to the fullest extent permitted by the GP Act until dissolved:

                  (i)      by the unanimous vote of the Partners;


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                                                                       2


                  (ii) pursuant to the entry of a decree of judicial dissolution;

                  (iii) by the failure of the Partners to come to an agreement, within seven (7) days of the emergence of a disagreement between them, in connection with a matter that concerns the Partnership; or

                  (iv) by the bankruptcy, dissolution or death of a Partner, except that the Partnership shall not be dissolved upon the occurrence of such event if, within ninety
                           (90) days after such event, the remaining Partners holding 66% of the remaining Percentage Interests agree to continue the business of the Partnership and to the appointment of one or more additional Partners, effective as of the date of such event;

unless it is dissolved earlier as provided in the GP Act. On the expiration of its term, the Partnership shall be dissolved and its affairs shall be wound up.

                  5. CAPITAL CONTRIBUTIONS. The Partnership's initial capital shall consist of the capital contributions set forth on Schedule I (the "Capital Contributions"). Each Partner's contribution to the Partnership shall be paid in full or conveyed within 3 days after the date of this Agreement. Except as otherwise agreed by all Partners, no Partner shall have the right or obligation to make any further Capital Contributions to the Partnership. Persons or entities hereafter admitted as Partners shall make such contributions of cash (or promissory obligations), property or services to the Partnership as shall be determined by the Partners, acting unanimously, at the time of each such admissions. Unless otherwise agreed by all Partners, no interest shall be paid upon any contributions of capital to the Partnership or upon the balances of the Capital Account (as defined in Section 6 of this Agreement). Any advance of money to the Partnership by a Partner hereafter made shall not be deemed to be a capital contribution unless specifically designated as such with the consent of all Partners, but shall be deemed a loan made to the Partnership by such Partner.

                  6. CAPITAL ACCOUNTS; PROFITS AND LOSSES. (a) A single, separate capital account (a "Capital Account") shall be maintained for each Partner. Each Partner's Capital Account shall be credited with the amount of money and the fair market value of property (net of any liabilities assumed by the Partnership or to which the contributed property is subject) contributed by that Partner to the Partnership; the amount of any Partnership liabilities assumed by such Partners (other than in connection with a distribution of Partnership property), and such Partner's allocation of Partnership profits. Each Partner's Capital Account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Partner assumes or takes subject to) distributed to such Partner, the amount of any liabilities of such Partner assumed by the Partnership (other than in connection with a contribution), and such Partner's distributive share of Partnership losses.

                  (b) Any Partner who shall receive a Partnership Interest (or whose interest shall be increased) by means of a transfer to it of all or a part of the Partnership Interest of another Partner shall have a Capital Account that reflects the Capital Account associated with the transferred Partnership Interest (or the applicable percentage thereof in case of a transfer of a part of an interest).

                  (c) Each Partner shall be entitled to such Partner's share of all Partnership items of profits, losses, deductions, expenses, credit or allowance, if any, for any period or year pro rata in accordance with the Partner's respective Percentage Interests.

                  (d) Each Partner shall, with the agreement of all other Partners, be entitled to receive within 10 working days of such agreement his entitlement to his share of the accumulated Partnership profit. In the event that the Partnership has a net loss, the Partner shall, upon request, be obliged within

10 working days to make good his share of the accumulated Partnership loss, such request coming from the Partnership.

                  (e) No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 12 of this Agreement.

                  7. PARTNERSHIP PROPERTY. All property and rights and interests in property originally brought into the Partnership or acquired, whether by purchase or otherwise, on account of the Partnership, or for the purposes and in the cause of the Partnership business, are called "Partnership Property," and will be held and applied by the Partnership exclusively for the purposes of the Partnership and in accordance with this Agreement. Each Partner shall be regarded as owning a proportionate share of the jointly held assets of the Partnership and, subject to Section 1515(a) of the GP Act, is liable to a proportionate share of the joint liabilities of the Partnership, based on its respective Capital Account balances at any time and accordingly in line with its right to surplus assets on dissolution of the Partnership in accordance with
Section 12 of this Agreement.

                  8. MANAGEMENT. Except as set forth in this Agreement and
Section 1509 (a) of the GP Act, the Partners shall have full, exclusive and complete discretion in the management and control of the business of the Partnership for the purposes herein stated and subject to the terms hereof, shall make all decisions affecting the business of the Partnership and may take such actions as they deem necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. In connection with such management and control, the Partners shall have the power and authority to do or cause to be done any and all acts deemed by the Partners to be necessary or appropriate to carry out the purposes of the Partnership, including, without limitation, the following:

 .                 (i)      to enter into and perform any contract, lease,
                           arrangement or course of dealing with any Partner or Partners, or with any person, firm or corporation controlled by, under common control with, controlling or otherwise affiliated with any Partner or Partners;

                  (ii) to borrow funds, lend Partnership funds, obligate the Partnership as a surety, guarantor or accommodation party to any obligation, including an obligation of any Partner, to give security on any Partnership Property, including real estate and in general, to enter into all such financial arrangements and pay all such expenses of the Partnership as the Partners shall deem appropriate;

                  (iii) to acquire by purchase, lease, exchange or otherwise, any real or personal property;

                  (iv) to dispose of, sell, exchange, lease, mortgage or otherwise transfer any assets of the Partnership in the ordinary course of business;

                  (v) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement;

                  (vi) to employ agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and operations of the Partnership and to pay fees, expenses, salaries, wages and other compensation to such persons;

                  (vii) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

                  (viii) to determine the appropriate accounting method or methods to be used by the Partnership;

                  (ix) to maintain or cause to be maintained records of all rights and interests acquired for or disposed of by the Partnership, all correspondence relating to the Partnership business and the original records of all statements, bills and other instruments furnished to the Partnership in connection with its business;

                  (x) to purchase and maintain, at their discretion and at the expense of the Partnership, liability, casualty and other insurance sufficient to protect the Partners, any person or persons employed or engaged by the Partners, the Partnership and its property from and against those liabilities and hazards which may be insured against in the conduct of the Partnership's business;

                  (xi) to make, execute, assign, acknowledge and file on behalf of the Partnership, any and all documents or instruments of any kind which the Partners may deem appropriate in carrying out the purposes and businesses of the Partnership, including, without limitation, powers of attorney, agreements of indemnification, sales contracts, deeds, options, loan agreements, mortgages, deeds of trust, notes, documents or instruments of any kind or character and amendments thereto. Any person dealing with the Partners shall not be required to determine or inquire into the authority or power of the Partners to bind the Partnership and to execute, acknowledge and deliver any and all documents in connection therewith; and

                  (xii) to exercise any right or power granted or permitted under the GP Act and not specifically enumerated in this Agreement.

                  Notwithstanding anything in this Agreement to the contrary, the Partnership, and each Partner on behalf of the Partnership, is hereby authorized to execute, deliver and perform:

                  (i) the Assumption Agreement, pursuant to which the Partnership will assume $400 million of indebtedness under the Credit Agreement, dated as of July 22, 1998, among Trinity Acquisition plc, Willis Corroon Group Limited, Willis Corroon Corporation, the lenders from time to time parties thereto and The Chase Manhattan Bank (as amended, the "Tender Offer Facility") from Willis Corroon Group Limited;

                  (ii) the Senior Subordinated Loan Agreement, to be entered into by the Partnership, Willis Corroon Corporation, Willis Corroon Group Limited, the lenders parties thereto, The Chase Manhattan Bank and Chase Securities, Inc. (together with the exhibits thereto, the "Senior Subordinated Loan Agreement");

                  (iii) the Guarantee to be executed in connection with the Senior Subordinated Loan Agreement;

                  (iv) the Guarantee to be executed in connection with the Credit Agreement, dated as of July 22, 1998, among Trinity Acquisition plc, Willis Corroon Corporation, Willis Corroon Group Limited, the several lenders from time to time parties thereto, and The Chase Manhattan Bank (as amended, the "Senior Credit Agreement");

                  (v) the supplement to the Pledge Agreement executed in connection with the Senior Credit Agreement;

                  (vi) the $190 million Promissory Note and the $210 million Promissory Note in favor of Willis Corroon Group Limited, in exchange for its obligations under the Tender Offer Facility;

all without the need for any additional consent or act of any person.

                  9. PARTNERS. (a) The Partners shall devote such time and attention to the business of the Partnership as may be reasonably necessary to the conduct of such business and shall act as mutual agents of each other in their relationship as Partners.

                  (b) The Partners may, directly or indirectly (including, without limitation, through an entity in which the Partners hold a material ownership interest), deal with the Partnership in connection with the construction, management, acquisition, operation or disposition of any assets of the Partnership or otherwise, as an independent contractor or as an agent for others, and may receive from such others or the Partnership normal profits, compensation, commissions or other income incident to such dealings without having to account to the Partnership therefor provided that such profits, compensation, commissions or other income shall be commensurate with commercial terms generally prevalent in the industry in question.

                  (c) The Partners shall be reimbursed by the Partnership for expenses incurred in connection with the formation of the Partnership and, from time to time, for expenses incurred in connection with the operation and management of the Partnership.

                  10. APPOINTMENT OF A GENERAL MANAGER. (a) The Partners have the power and authority to delegate their rights and powers as Partners to perform managerial duties in relation to the business of the Partnership to a general manager (the "General Manager") who shall have the authority to perform, subject to any limitations imposed on such authority by the Partners, managerial duties in relation to the business of the Partnership.

                  (b) The appointment of a General Manager shall not cause the Partners to cease to be Partners of the Partnership.

                  (c) Until such time as the Partners shall otherwise agree, C. William Mooney is hereby appointed as General Manager of the Partnership to perform managerial duties in relation to the business of the Partnership, subject to the limitations set out below.

                  (d) Subject to the express limitations contained in this Agreement, the General Manager shall have the right and authority to perform all the managerial duties in relation to the business of the Partnership provided for in this Agreement to be performed by the Partners including, without limitation, maintaining the accounts of the Partnership and providing such accounts on an annual basis to the Partners.

                  (e) Notwithstanding the foregoing, the General Manager shall not, without the consent of the Partners:

                  (i) sell, assign, transfer or otherwise dispose of all or any substantial part of the assets of the Partnership or cause the Partnership to merge, consolidate or convert with or into any other entity or organization;

                  (ii) guarantee the debt of, or cause the Partnership to incur indebtedness for borrowed funds to, unaffiliated third parties in an amount in excess of $10,000 at any time outstanding;

                  (iii) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (iv) take any action which, under the other provisions of this Agreement, or by subsequent agreement of the Partners, requires the consent of all Partners, or which is inconsistent with any Partnership action taken by consent of all Partners;

                  (v)      amend this Agreement;

                  (vi)     admit any new partner to the Partnership;

                  (vii) permit the transfer by a Partner of its interest in the Partnership;

                  (viii)   dissolve the Partnership other than pursuant to
                           Section 12 of this Agreement; or

                  (ix) commence a voluntary proceeding seeking reorganization or other relief with respect to the Partnership under the bankruptcy or similar law.

                  11. BOOKS, RECORDS AND REPORTS. (a) At all times during the continuance of the Partnership, the Partnership, acting through the General Manager, shall keep or cause to be kept full and true books of account, in which shall be entered fully and accurately each transaction of the Partnership. Such books of account, together with a copy of this Agreement, and any amendments hereto, shall at all reasonable times be open to inspection and examination by each Partner and its duly authorized representatives.

                  (b) The Partnership books of account shall be closed and balanced at the end of each fiscal year. Annual statements showing the Partnership gross receipts and expenses for the fiscal year shall be prepared by the Partnership's accountants (or by the General Manager, with the consent of the Partners) and shall be transmitted to each Partner within a reasonable period of time after the close of each fiscal year. Further, as soon as possible after the close of each Partnership taxable year, a report shall be transmitted to each Partner indicating its share of Partnership profit or loss. On the demand of either Partner, the books of account of the Partnership shall be audited by a certified public accountant chosen by the Partners. The cost of any such audit shall be borne solely by the Partner demanding the audit, unless the other Partner agrees that such cost should be treated as a Partnership expense.

                  12. DISSOLUTION. (a) In the event of the dissolution of the Partnership subject to Section 4 of this Agreement, the Partnership shall immediately commence to wind up its affairs; however, a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon a liquidation. The Partners shall continue to share net profits and net losses during liquidation in the same proportions as before liquidation. The General Manager shall furnish to each Partner a statement prepared by the Partnership's accountants (or prepared by the General Manager, with the consent of the Partners) that shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. The proceeds of liquidation shall be distributed, as realized, in payment of the liabilities of the Partnership in the following order:

                  (i) To satisfy (by payment or reasonable provision for payment) creditors of the Partnership other than Partners;

                  (ii) To satisfy (by payment or reasonable provision for payment) any indebtedness of the Partnership to the Partners; and

                  (iii) To distribute to the Partners the remaining proceeds of liquidation in accordance with the Percentage Interests of the Partners.

                  (b)      The Partnership may be liquidated by either:
(i) selling the Partnership assets and distributing the net proceeds therefrom in the manner provided in paragraph (a) of this Section 12; or (ii) distributing the Partnership assets to the Partners in kind with each Partner accepting an undivided interest in the Partnership assets, subject to Partnership liabilities, in satisfaction of its proportionate interest in the Partnership. For the purpose of determining the amount distributed to each Partner, any property distributed in kind in the liquidation shall be valued at fair market value as of the date of distribution by the General Manager acting reasonably and such property shall be treated as though the property had been sold by the Partnership for such value and the cash proceeds distributed to the Partners.

                  (c) The Partners may establish reserves that the Partners may deem reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Partnership to creditors of the Partnership other than the Partners. The funds constituting reserves shall be paid over by the Partnership to an attorney-in-fact (which may be the General Manager), bank, trust company or title insurance company, as escrowee, to be held and applied by him or it during such period as the General Manager deems advisable in payment of the obligations and liabilities in respect of which such reserves were created, and at the end of such period the amount of any such reserves then remaining shall be distributed in the manner provided above.

                  13. RESTRICTION ON TRANSFER OF PARTNERS' INTERESTS. Partnership Interests may not be sold, transferred, assigned, mortgaged, pledged, alienated, disposed of or encumbered, in whole or in part, without the unanimous consent of the Partners, except for pledges or transfers contemplated by the Pledge Agreement.

                  14. NOTICES. All notices or other communications provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, or mailed by registered or certified mail, at the address set forth below:

                           (a)  if to the Partnership:

                                    Willis Corroon Partners
                                    c/o Willis Corroon Group Limited
                                    Ten Trinity Square
                                    London EC3P 3AX England
                                    Attention:  Company Secretary

                           (b)  if to a Partner:

                                    Willis Corroon Group Limited
                                    Ten Trinity Square
                                    London EC3P 3AX England
                                    Attention:  Company Secretary

                                    or

                                    Willis Faber UK Group Limited
                                    Ten Trinity Square
                                    London EC3P 3AX England
                                    Attention:  Company Secretary


                  15. BINDING EFFECT. This Agreement shall be binding upon each Partner and its respective successors and assigns.

                  16. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

                  17. NO THIRD-PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third parties, including, without limitation creditors of the Partnership or of the Partners.

                  18. NO WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any covenant, agreement, term or condition. Any Partner by an instrument in writing may, but shall be under no obligations to, waive any of its rights or any conditions to its obligations hereunder, or any duty, or obligation or covenant of any other Partner, but no waiver shall be effective unless in writing and signed by the Partner making such waiver. No waiver shall affect or alter the remainder of the terms of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

                  19. APPLICABLE LAW. ALL MATTERS IN CONNECTION WITH THE POWER, AUTHORITY AND RIGHTS OF THE PARTNERS AND ALL MATTERS PERTAINING TO THE OPERATION, CONSTRUCTION, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED AND DETERMINED BY THE INTERNAL LAWS OF THE

STATE OF DELAWARE. THE PARTIES ARE ENTERING INTO THIS AGREEMENT IN EXPRESS RELIANCE ON 6 DEL. C. Sections 2708 AND ACKNOWLEDGE THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.

                  20. JURISDICTION. EACH PARTNER (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT WHICH IS BROUGHT BY OR AGAINST THE PARTNERSHIP OR ANY PARTNER, (B) HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND (C) TO THE EXTENT THAT IT HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, HEREBY WAIVES SUCH IMMUNITY TO THE FULLEST EXTENT PERMITTED BY LAW. EACH PARTNER HEREBY WAIVES, AND HEREBY AGREES NOT TO ASSERT, IN ANY SUCH SUIT, ACTION OR PROCEEDING, IN EACH CASE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (ii) IT IS IMMUNE FROM ANY LEGAL PROCESS,
(iii) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM,
(iv) VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (v) THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTNER AGREES THAT PROCESS AGAINST IT OR THE PARTNERSHIP, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING FILED IN ANY SUCH REFERENCED COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE SERVED ON IT, OR THE PARTNERSHIP, BY MAILING THE SAME TO SUCH PARTNER OR THE PARTNERSHIP BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON OR THE PARTNERSHIP AT ITS ADDRESS FOR NOTICES SET FORTH HEREIN, WITH THE SAME EFFECT IN EITHER CASE AS THOUGH SERVED UPON SUCH PERSON PERSONALLY. IN ADDITION, EACH PARTY HEREBY APPOINTS RL&F SERVICE CORP. AS ITS AGENT FOR SERVICE OF PROCESS ON SUCH PARTY FOR ANY SUIT, ACTION OR OTHER PROCEEDING FILED IN ANY SUCH REFERENCED COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  21. CERTIFICATED INTERESTS. The Partnership interests shall be represented by a certificate substantially in the form attached hereto as Exhibit A (each, a "Partnership Certificate," and collectively, the "Partnership Certificates"). Each Partnership Certificate shall be issued in fully registered form. The Partnership Certificates shall be executed on behalf of the Partnership by the manual or facsimile signature of at least one Partner. Partnership Certificates bearing the manual or facsimile signature of a person who was, at the time when such signature shall have been affixed, authorized to sign on behalf of the Partnership, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such person shall have ceased to be authorized prior to the delivery of such Partnerships Certificates.

                  22. UNIFORM COMMERCIAL CODE. It is hereby expressly provided that without further action by the Partnership or any Partner and for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC"), the Partnership Interests shall be governed by
Article 8 of the Delaware UCC, including, without limitation: (i) for purposes of the definition of "security" thereunder, the Partnership Interest of each Partner in the Partnership shall be a "security" governed by Article 8 of the Delaware UCC; (ii) for purposes of the definition of "security certificate" under the Delaware UCC, the Partnership Certificate representing the Partnership Interest of each Partner in the Partnership shall be a "security certificate" governed by Article 8 of the Delaware UCC; and (iii) for purposes of the definition of "certificated security" under the Delaware UCC, the

Partnership Interest of each Partner in the Partnership shall be a "certificated security" governed by Article 8 of the Delaware UCC.

                  23.      COUNTERPARTS. This Agreement may be executed in two
(2) counterpart copies each of which together shall constitute one Agreement binding on both parties hereto notwithstanding that both parties have not signed the same counterpart.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                                   WILLIS CORROON GROUP LIMITED

                                                   By: ------------------------
                                                       Name:
                                                       Title:




                                                   WILLIS FABER UK GROUP LIMITED


                                                   By: ------------------------
                                                       Name:
                                                       Title:

                                   SCHEDULE I



                                               CAPITAL                    PERCENTAGE
PARTNER                                     CONTRIBUTIONS                   INTEREST

Willis Corroon Group Limited          3,338 shares of common stock           9.9%
                                      of Willis Corroon Corporation,
                                      subject to $400 million of
                                      indebtedness under the Tender
                                      Offer Facility (net value of
                                      approximately $100 million)


Willis Faber UK Group Limited         $100,000                               0.1%



                                                                      EXHIBIT A



                      THIS CERTIFICATE IS NOT TRANSFERABLE
                          EXCEPT IN ACCORDANCE WITH THE
                    PARTNERSHIP AGREEMENT (AS DEFINED BELOW)


                   CERTIFICATE EVIDENCING PARTNERSHIP INTEREST

                                       OF

                             WILLIS CORROON PARTNERS


                  Willis Corroon Partners, a general partnership formed under the laws of the state of Delaware (the "Partnership"), hereby certifies that _________________________(the "Holder") is the registered owner of ___%
partnership interest in the Partnership (the "Partnership Interest"). Subject to the terms of the Partnership Agreement (as defined below), the Partnership Interest is transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Partnership Interest are set forth in, and this certificate and the Partnership Interest represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement of the Partnership, dated as of ____________, 1998, by and between Willis Corroon Group Limited and Willis Faber UK Group Limited, as the same may be amended from time to time (the "Partnership Agreement"). The Partnership will furnish a copy of the Partnership Agreement to the Holder without charge upon written request to the Partnership by contacting one of the Partners.

                  Upon receipt of this certificate, the Holder is bound by the Partnership Agreement and is entitled to the benefits thereunder.

                  Terms used but not defined herein have the meanings set forth in the Partnership Agreement.

                  IN WITNESS WHEREOF, one of the Partners of the Partnership has executed this certificate this __ day of _______, 1998.


                                               WILLIS CORROON PARTNERS
                                               By: [PARTNER]


                                               By:_____________________________
                                                   Name:
                                                   Title:




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                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Partnership Interest to:

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      (Insert assignee's social security or tax identification number)

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                    (Insert address and zip code of assignee)

and irrevocably appoints________________________________________________________

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agent to transfer this certificate on the books of the Partnership.  The agent may substitute another to act for him or her.

Date: _________________________

Signature: _____________________________________________________________________
       (Sign exactly as your name appears on the other side of this certificate)


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